UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

February 8, 2005

Date of Report (date of earliest event reported)

Commission File Number 000-29367

VantageMed Corporation

(Exact name of Registrant as specified in its charter)

Delaware	68-0383530
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11060 White Rock Road, Suite 210, Rancho Cordova, California 95670

(916) 638-4744

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry Into a Material Definitive Agreement

On February 8, 2005 we extended an offer of employment for Chief Information Officer to Mark Cameron.  Mr. Cameron accepted our offer that included an annual salary of $160,000.00 as well as a bonus dependent upon performance and objectives to be developed.  A copy of this offer letter is attached as Exhibit 10.1.

Item 7.01.  Regulation FD Disclosure

On February 10, 2005, VantageMed Corporation issued a press release announcing the expectation that revenues for the fourth quarter of 2004 would be between $5.0 and $5.2 million and that VantageMed’s GAAP net loss was expected to be between $2.7 and $2.9 million, or approximately $0.33 to $0.35 per basic and diluted share.  A copy of our press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(c)          Exhibits

Exhibit 10.1 – Offer Letter dated February 8, 2005 between VantageMed Corporation and Mark Cameron.

Exhibit 99.1 – Press Release dated February 10, 2005 announcing fourth quarter financial expectations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange act of 1934, VantageMed Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VANTAGEMED CORPORATION

	By:	/s/ Philip Ranger
Dated: February 14, 2005		Philip Ranger
Chief Financial Officer